Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 6, 2019 pertaining to the Centogene N.V. Long-Term Incentive Plan of our report dated March 28, 2019, with respect to the consolidated financial statements of Centogene AG, included in the Registration Statement (Form F-1, No. 333-234177) of Centogene B.V., filed with the Securities and Exchange Commission.

/s/Ingo Röders	/s/Christian Patzelt
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

November 6, 2019